Exhibit 99.01

Sunrise Telecom Board of Directors Appoints Paul A. Marshall President and Chief Executive Officer

Paul Chang to Serve as Technology Advisor

SAN JOSE, Calif., February 8, 2006 /PRNewswire-FirstCall/ -- Sunrise Telecom® Incorporated (Pinksheets: SRTI.PK - News), today announced that the Board of Directors has promoted Paul A. Marshall, the company's co-founder, Chief Operating Officer and Vice President of Marketing, to the position of President and Chief Executive Officer effective immediately. Mr. Marshall remains a member of the Sunrise Telecom Board of Directors.

Mr. Marshall succeeds Paul Chang, who has resigned his posts as President and Chief Executive Officer and Chairman and member of the Board of Directors. Mr. Chang assumes the role of Technology Advisor at the company. In his new role, Mr. Chang will be responsible for overseeing Sunrise Telecom's worldwide R&D and product development efforts.

"We thank Paul Chang for his tireless energy and numerous contributions to Sunrise Telecom over the past 14 years in his role as CEO," said Mr. Marshall. "We are pleased that Paul will help us sharpen our R&D efforts as we continue building leadership positions across several major areas of the communications testing market. Proliferation of triple play strategies by carriers generates new revenue opportunities for Sunrise and creates potential for leveraging R&D efforts across different product groups within the company."

In addition, Sunrise Telecom announced that the Board of Directors has appointed Henry P. Huff, currently Chairman of the Audit Committee, as Chairman of the Board, and co-founder, Robert C. Pfeiffer, currently Chairman of the Corporate Governance Committee, to the position of Vice Chairman of the Board.

About Sunrise Telecom Incorporated

Sunrise Telecom develops and manufactures communications test and measurement solutions that enable service providers to deliver high-quality voice, video, data and next-generation digital multimedia services quickly, reliably, and cost-effectively, thus improving their customers' overall satisfaction. The company offers a robust portfolio of feature-rich, easy-to- use products that pre-qualify, verify, and diagnose telecommunications, cable TV, and Internet networks from a variety of access points including wireline, DSL, optical fiber, coaxial cable, and signaling networks. Based in San Jose, California, Sunrise Telecom distributes its products through a direct sales force and a network of sales representatives and distributors throughout Asia, Europe, the Middle East, Africa, North America, and Latin America. For more information, visit www.sunrisetelecom.com.

NOTE: Sunrise Telecom is a registered trademark of Sunrise Telecom Incorporated.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, particularly the statements quoted from Sunrise Telecom management about Sunrise Telecom operations and plans. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from these expectations. Specific factors that may cause results to differ from expectations include: unanticipated delays in product delivery schedules; increased competitive pressures and technological change; Sunrise Telecom's dependence on a limited number of major customers and limited source suppliers; deferred or lost sales resulting from order cancellations or changes; diversion of management attention and increased costs associated with securities regulation compliance; deferred sales resulting from the application of revenue recognition requirements; and the unknown effects of management changes. These and other risks and uncertainties are described in more detail in Sunrise Telecom's reports filed with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2004 and its Form 10-Q for the quarter ended June 30, 2005. Sunrise Telecom assumes no obligation to update the forward-looking statements included in this press release.

Contact:
Kate Sidorovich
Investor Relations
415-445-3236
ksidorovich@sunrisetelecom.com